EXHIBIT 10(g)

                               STOCK WARRANT PLAN

     Southeast Tire Recycling, Inc., a Florida Business Corporation, (hereinafter referred to as the "Corporation") has adopted this Stock Warrant Plan under which warrants to purchase a maximum of Five Million (5,000,000) shares of its fully paid and nonassessable $.0001 common stock may be issued to employees, consultants and non-employee directors of the Corporation. This Stock Warrant Plan provides both for the grant of options intended to qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended, as well as options that do not so qualify.

     1. Effective Date. This Plan shall become effective as of April 24, 1998, and prior to such date, no options have been granted under the Plan or any similar or predecessor Stock Warrant Plan.

     2. Term. With respect to incentive stock options, no option may be granted more than ten years after the effective date of this Stock Warrant plan or exercised more than ten years after the date of grant (five years if the optionee owns more than Ten Percent (10%) of the common stock of the Corporation at the date of grant).

     3. Minimum Exercise Price. With regard to incentive stock options, the exercise price of the option may not be less than 100% of the fair market value of the common stock at the date of grant (110% if the optionee owns more than 10% of the common stock of the Corporation). Non-qualified options granted under the plan may not have an exercise price of less than 85% of the fair market value of the Corporation's common stock on the date of grant.

     4. Terms, Conditions and Price. The Board of Directors of the Corporation shall have the authority and power to determine the terms, conditions and price of each Warrant and to divide the Warrants into classes and/or series, as they deem appropriate.

     5. Certificates. Warrants shall be evidenced by a Certificate similar in form as the authorized Stock Certificates of the Corporation but which states that it is a WARRANT TO PURCHASE COMMON SHARES and shall reference this Stock Warrant Plan. Each certificate for Warrants shall be transferrable, assignable, severable, divisible and registered with the Transfer Agent of the Corporation. No Warrants shall be issued without a named existing entity or person as its holder and owner. Each certificate shall provide for the purchase of up to One Thousand (1000) shares of the authorized and nonassessable common stock of Southeast Tire Recycling, Inc., a Florida Business Corporation, having a par value of $0.0001 per share. The Corporation (or the Transfer Agent if so delegated by the Corporation) shall maintain a register of Holders of Warrants similar in form and substance to that maintained for common stock. No Warrant may be exercised until it is registered with the Corporation. In the event that a Warrant is lost, destroyed or misplaced, then it may be replaced only in accordance with the Corporation's policies regarding issuing a replacement certificate for its common stock which may be lost, destroyed or misplaced, and a lost instrument bond from an acceptable surety in an amount to be determined by the Corporation shall be submitted to the Corporation (or Transfer Agent) prior to the issuance of a Replacement Certificate.

     6. Exercise. A certificate for Warrants may be exercised by written notice together with the Certificate of Warrants delivered to the Transfer Agent or the Principal office of the Corporation together with a cashiers' check or good funds equal to the number of shares to be purchased multiplied by the exercise price stated in the Warrant, together with payment of an amount equal to any transfer taxes or transfer agents' fees and costs. The exercise of each Warrant shall be subject to any applicable Federal and/or State Securities and Corporation laws or regulations or rules, including those of any applicable stock exchange upon which the shares of the Corporation may be listed or any trading market of the Corporation's common shares. The Corporation or the Transfer Agent, prior to issuing the common shares sought to be exercised, may require that the holder of the Warrant who seeks to exercise such Warrant deliver an opinion of Legal Counsel acceptable to the Corporation or the Transfer Agent that the exercise of the Warrant and the issuance of the common shares is not in violation of any applicable Federal and/or State Securities and Corporation laws or regulations or rules, including those of any applicable stock exchange upon which the shares of the Corporation may be listed or any trading market of the Corporation's common shares. All costs of Legal Counsel and any expenses incurred by the Corporation or the Transfer Agent incident to the

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issuance of the exercised common shares shall be payable by the Holder of the
Warrant, and the certificate for the common shares may be held by the Corporation or the Transfer Agent until such costs are paid by the Holder of the Warrant.

     7.  Rights, Privileges and Obligations of Warrants.

     A. Class A Warrants. Class A Warrants shall provide for an exercise price of Three Dollars and No Cents ($3.00) per common share and shall expire on or before five (5) years from the date of issuance. Each Class A Warrant shall provide that it shall be cancellable at the sole discretion of the Corporation on or before thirty days after written notice upon payment of a cancellation price of One Dollar and No Cents ($1.00) per share. Each such Class A Warrant shall be subject to the terms, conditions and provisions of this Stock Warrant Plan.

     B. Class B Warrants. Class B Warrants shall provide for an exercise price of Six Dollars and No Cents ($6.00) per common share and shall expire on or before ten (10) years from the date of issuance. Each Class B Warrant shall provide that it shall be cancellable at the sole discretion of the Corporation on or before thirty days after written notice upon payment by the Corporation of a cancellation price of One Dollar and 20 Cents ($1.20) per share. Each such Class B Warrant shall be subject to the terms, conditions and provisions of this Stock Warrant Plan.

     8. Partial Exercise. A Certificate of Warrants may be exercised for such number of common shares equal to or less than the number authorized by the Certificate. If a Certificate of Warrants is exercised for less than the number of common shares authorized by the Certificate, then the Corporation shall issue to the Holder of the delivered Certificate of Warrants, in addition to the number of common shares exercised, a new Certificate of Warrants equal to the number of common shares not exercised although authorized by the Certificate of Warrants. For example, if the Certificate of Warrants permits the exercise for 1,000 common shares of the Corporation, but only the Holder only exercises such Warrant for 100 common shares, then the Corporation shall issue to the Holder a Certificate of Warrants for 900 common shares.

     9. Changes in Common Stock. If the Corporation splits, reverse splits, changes the par value, classifies or affects the rights, privileges or entitlements of its common stock, any Certificate of Warrant for common stock then outstanding shall be appropriately modified. For example, if the common stock is split 2 for 1, then the Warrant for 1,000 shares of common stock will be increased to allow the Holder to exercise 2 1,000 (or 2,000 common shares) and the exercise price shall be similarly divided by 2. Therefore a Class A Warrant for 1,000 common shares at $3.00 per share would allow the exercise of 2,000 common shares at a price of $1.50 per share.

     10.  Miscellaneous.

     a. Notices. Except as otherwise provided, any notices or other communications required or permitted to be given pursuant to this Plan shall be in writing and shall be considered as properly given if mailed by first-class United States mail properly addressed, postage prepaid, registered or certified, with return receipt requested, or by prepaid telegram or by facsimile transmission if receipt is acknowledged by the addressee. Notice so mailed shall be effective upon the expiration of three business days after its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the address of each party shall be the last known address; Provided, however, that each party shall have the right to change his respective address for notices hereunder to another location(s) within the continental United States by giving 30 days' written notice to the other party in the manner set forth hereinabove.

     b. Applicable Law. This Plan, and the obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Florida and the substantive laws of the United States of America.

     c. Binding Effect. This Plan and the terms, provisions and conditions hereof, shall be binding upon and shall inure to the benefit of the Corporation, the Transfer Agent and parties receiving Warrants hereunder, their respective legal representatives, heirs, successors and assigns; provided, however, that

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nothing contained herein shall negate or diminish the restrictions set forth in this Plan. This Plan shall not be for the benefit of any third party who is not a signatory hereof or assignee by written instrument.

     d. Entire Plan. This Plan contains the entire Plan relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated, cancelled and superseded. THIS WRITTEN PLAN AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AND PLAN BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     e. Amendment. This Plan may be modified or changed by the Board of Directors of the Corporation as they may deem appropriate, by setting same forth in a written instrument executed by a majority of the then serving members of the Board of Directors. Any such amendments, variations, modifications or changes setting forth more onerous or additional conditions shall not be effective and binding upon the Holders of certificates of Warrants then issued and outstanding on the date of modification or change unless the Holder consents to such change in writing.

     f. Exhibits. All exhibits, schedules and documents attached hereto, if any, are hereby incorporated in this Plan and made a part hereof by reference.

     g. Severability. This Plan is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Plan or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Plan and the application of such provision to the other persons or circumstances shall not be effected thereby, but rather shall be enforced to the greatest extent permitted by law.

     h. Time of the Essence. Time is of the essence of this Plan. Any Warrant which is not exercised in accordance herewith before the expiration date, shall not be enforceable and shall be cancelled on the books of the Corporation.

     i. Waiver. Any waiver as to any of the terms or conditions of this Plan shall not operate as a future waiver of the same terms and conditions or prevent the future enforcement of any of the terms and conditions hereof.

     j. Captions. Captions and headings of sections, paragraphs or subparagraphs of this Plan (and any Table of Contents of this Plan) are solely for the convenience of the parties and are not a part of this Plan, and shall not be used for the interpretation or determination of the conditions of this Plan or any provision hereof.

     k. Execution of Additional Documents. Each party hereto agrees to execute, within ten days after notice, such other documents, instruments or written evidence of conveyance or assignment as shall be reasonably required or appropriate to perfect or any conveyance or assignment of any asset or instrument conveyed or assigned herein.

     l. Attorneys Fees. In the event of a dispute or breach or default hereunder, which result in the commencement of judicial litigation or commercial arbitration, the successful party shall be entitled to receive from the unsuccessful party, any and all reasonable attorneys fees, court costs and expenses incurred in determination of the dispute or breach or default.

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     This Plan has been adopted by the Board of Directors of Southeast Tire
Recycling, Inc., effective the date set forth below, to which I hereby certify.

     Dated:  April 24, 1998  Southeast Tire Recycling, Inc.

Attest:                                _________________________________________
                                       President
________________________________________________________________________________
Chairman

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